                                                                       EXHIBIT 1




                                 --------------




                                  PROVANT, INC.



                                  COMMON STOCK




                             UNDERWRITING AGREEMENT

                             DATED           , 1998

                                TABLE OF CONTENTS


         Section 1.      Representations and Warranties of the Company............................................2
         Compliance with Registration Requirements................................................................2
         Offering Materials Furnished to Underwriters.............................................................3
         Distribution of Offering Material By the Company.........................................................3
         The Underwriting Agreement...............................................................................3
         Authorization of the Common Shares.......................................................................3
         No Applicable Registration or Other Similar Rights.......................................................3
         No Material Adverse Change...............................................................................3
         Independent Accountants..................................................................................4
         Preparation of the Financial Statements..................................................................4
         Incorporation and Good Standing of the Company, its Subsidiaries and the Founding Companies..............5
         Capitalization and Other Capital Stock Matters...........................................................6
         Stock Exchange Listing...................................................................................6
         Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required...............6
         No Material Actions or Proceedings.......................................................................7
         Intellectual Property Rights.............................................................................7
         All Necessary Permits, etc...............................................................................7
         Title to Properties......................................................................................8
         Tax Law Compliance.......................................................................................8
         Company Not an "Investment Company"......................................................................8
         Insurance................................................................................................8
         No Price Stabilization or Manipulation...................................................................9
         Related Party Transactions...............................................................................9
         No Unlawful Contributions or Other Payments..............................................................9
         Accounting Systems.......................................................................................9
         Compliance with Environmental Laws.......................................................................9
         ERISA Compliance........................................................................................10
         Combination Agreements..................................................................................11
         Representations in Combination Agreements...............................................................11

         Section 2.      Purchase, Sale and Delivery of the Common Shares........................................11
         The Firm Common Shares..................................................................................11
         The First Closing Date..................................................................................11
         The Optional Common Shares; the Second Closing Date.....................................................12
         Public Offering of the Common Shares....................................................................12
         Payment for the Common Shares...........................................................................12
         Delivery of the Common Shares...........................................................................13
         Delivery of Prospectus to the Underwriters..............................................................13

         Section 3.      Additional Covenants of the Company.....................................................13
         Representatives' Review of Proposed Amendments and Supplements..........................................13
         Securities Act Compliance...............................................................................13
         Amendments and Supplements to the Prospectus and Other Securities Act Matters...........................14
         Copies of any Amendments and Supplements to the Prospectus..............................................14
         Blue Sky Compliance.....................................................................................14
         Use of Proceeds.........................................................................................15
         Transfer Agent..........................................................................................15
         Earnings Statement......................................................................................15
         Periodic Reporting Obligations..........................................................................15
         Agreement Not To Offer or Sell Additional Securities....................................................15
         Future Reports to the Representatives...................................................................15
         Satisfaction of Founding Company Combination Conditions.................................................16

         Section 4.      Payment of Expenses.....................................................................16

         Section 5.      Conditions of the Obligations of the Underwriters.......................................17
         Accountants' Comfort Letter.............................................................................17
         Compliance with Registration Requirements; No Stop Order; No Objection from NASD........................17
         No Material Adverse Change or Ratings Agency Change.....................................................18
         Opinion of Counsel for the Company......................................................................18
         Opinion of Counsel for the Underwriters.................................................................18
         Officers' Certificate...................................................................................18
         Bring-down Comfort Letter...............................................................................19
         Combination Closings....................................................................................19
         Combination Agreements..................................................................................19
         Lock-Up Agreement from Certain Stockholders of the Company..............................................20
         Additional Documents....................................................................................20

         Section 6.      Reimbursement of Underwriters' Expenses.................................................20

         Section 7.      Effectiveness of this Agreement.........................................................21

         Section 8.      Indemnification.........................................................................21
         Indemnification of the Underwriters by the Company......................................................21
         Indemnification of the Underwriters by the Founders.....................................................22
         Indemnification of the Company, its Directors and Officers..............................................23
         Notifications and Other Indemnification Procedures......................................................23
         Settlements.............................................................................................24

         Section 9.      Contribution............................................................................25

         Section 10.      Default of One or More of the Several Underwriters...........................26

         Section 11.      Termination of this Agreement................................................27

         Section 12.      Representations and Indemnities to Survive Delivery..........................27

         Section 13.      Notices......................................................................28

         Section 14.      Successors...................................................................28

         Section 15.      Partial Unenforceability.....................................................28

         Section 16.      Governing Law Provisions.....................................................29

         Section 17.      General Provisions...........................................................29

                             UNDERWRITING AGREEMENT



                                                                          , 1998



NATIONSBANC MONTGOMERY SECURITIES LLC
SALOMON SMITH BARNEY INC.
PIPER JAFFRAY INC.
As Representatives of the several Underwriters
c/o NATIONSBANC MONTGOMERY SECURITIES LLC
600 Montgomery Street
San Francisco, California  94111

Ladies and Gentlemen:

                  INTRODUCTORY. Provant, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several underwriters named in Schedule A (the "Underwriters") an aggregate of __________ shares (the "Firm Common Shares") of its Common Stock, par value $.01 per share (the "Common Stock"). In addition, the Company has granted to the Underwriters an option to purchase up to an additional __________ shares (the "Optional Common Shares") of Common Stock, as provided in Section 2. The Firm Common Shares and, if and to the extent such option is exercised, the Optional Common Shares are collectively called the "Common Shares." NationsBanc Montgomery Securities LLC ("NMS"), Salomon Smith Barney Inc. and Piper Jaffray Inc. have agreed to act as representatives of the several Underwriters (in such capacity, the "Representatives") in connection with the offering and sale of the Common Shares.

                  The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1
(File No. 333-     ), which contains a form of prospectus to be used in
connection with the public offering and sale of the Common Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or Rule 434 under the Securities Act, is called the "Registration Statement." Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "Rule 462(b) Registration Statement," and from and after the date and time of filing of the Rule 462(b) Registration Statement the term "Registration Statement" shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first used by the Underwriters to confirm sales of the Common Shares, is called the "Prospectus;"

provided, however, if the Company has, with the consent of NMS, elected to rely upon Rule 434 under the Securities Act, the term "Prospectus" shall mean the Company's prospectus subject to completion (each, a "preliminary prospectus")
dated         , 1998 (such preliminary prospectus is called the "Rule 434 preliminary prospectus"), together with the applicable term sheet (the "Term Sheet") prepared and filed by the Company with the Commission under Rules 434 and 424(b) under the Securities Act and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus or the Term Sheet, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

                  Simultaneously with the closing of the purchase of the Firm Common Shares by the Underwriters, the Company will acquire in separate combination transactions (the "Combinations") all of the Common Stock and ownership interests of the Founding Companies (as hereinafter defined) (collectively, the "Founding Company Combinations"), the consideration for which will be a combination of cash and shares of Common Stock as described in the Registration Statement.

                  The Company hereby confirms its agreements with the Underwriters as follows:

         SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company hereby represents, warrants and covenants to each Underwriter as follows:

                  (a) Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

                  Each preliminary prospectus and the Prospectus when filed complied as to form in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Common Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied as to form and will comply as to form in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

                  (b) Offering Materials Furnished to Underwriters. The Company has delivered to the Representatives three complete manually signed copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representatives have reasonably requested for each of the Underwriters.

                  (c) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Second Closing Date (as defined below) and the completion of the Underwriters' distribution of the Common Shares, any offering material in connection with the offering and sale of the Common Shares other than a preliminary prospectus, the Prospectus or the Registration Statement.

                  (d) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification and contribution hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

                  (e) Authorization of the Common Shares. The Common Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

                  (f) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

                  (g) No Material Adverse Change. Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus:

(i) there has been no change, or any development that could reasonably be expected to result in a change, in the Company, any of its subsidiaries or any of Behavioral Technologies, Inc., Decker Communications, Inc., J. Howard and Associates, Inc., Robert Steinmetz, Ph.D., and Associates, Inc. (d/b/a Learning Systems Sciences), MOHR Retail Learning Systems, Inc., Novations Group, Inc. and Star Mountain, Inc. (collectively, the "Founding Companies"), which change or development has had, or could reasonably be expected to result in, a material adverse effect on the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company, its subsidiaries and the Founding Companies, considered as one entity (any such change or development is called a "Material Adverse Change"); (ii) neither the Company, any of its subsidiaries nor any of the Founding Companies has incurred any liability or obligation, indirect, direct or contingent, not in the ordinary course of business or entered into any transaction or agreement not in the ordinary course of business, which in each case would be material to the Company, its subsidiaries and the Founding Companies, considered as one entity; (iii) there has been no adverse change with respect to the goodwill and other intangible assets (collectively, the "Intangible Assets") such that, as of the date hereof, the Intangible Assets, net of accumulated amortization, do not have a value at least equal to the value reflected in the combined financial statements of the Company and the Founding Companies and no part of the Intangible Assets are required to be written down in conformity with generally accepted accounting principles applied on a basis consistent with prior periods; and (iv) except as disclosed in or contemplated by the Registration Statement, there has been no dividend or distribution of any kind declared, paid or made by the Company or any Founding Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company, any of its subsidiaries or any Founding Company of any class of capital stock.

                  (h) Independent Accountants. To the Company's knowledge, KPMG Peat Marwick, LLP, who have expressed their opinion with respect to certain of the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent public or certified public accountants with respect to the Company and each of the Founding Companies on whose financial statements they have issued their reports, as required by the Securities Act. To the Company's knowledge, Friedman & Fuller, P.C., who have expressed their opinion with respect to certain of the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules of Star Mountain, Inc. filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent public or certified public accountants with respect to Star Mountain, Inc. as required by the Securities Act.

                  (i) Preparation of the Financial Statements. The financial statements of the Company and the separate financial statements of each of the Founding Companies, in each case together with related notes and schedules, filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the financial position, results of operations and cash flows of the Company and of each of such Founding Companies, respectively, as of and at the dates specified and for the periods specified. The supporting schedules included in the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto, and all adjustments necessary for a fair presentation of results for such period have been made. The financial data set forth in the Prospectus under the captions "Prospectus Summary--Summary Pro Forma Combined Financial Data" and "--Summary Individual Founding Company Financial Data," "Capitalization" and "Selected Financial Data" fairly present the information set forth therein on a basis consistent with that of the audited and pro forma financial statements contained in the Registration Statement and the books and records of the Company and the Founding Companies, as applicable. The pro forma combined financial statements of the Company and the Founding Companies together with the related notes thereto included under the captions "Prospectus Summary--Summary Pro Forma Combined Financial Data," "Selected Financial Data," "Provant, Inc. and Founding Companies Unaudited Pro Forma Combined Financial Statements" and elsewhere in the Prospectus and in the Registration Statement present fairly the information contained therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly presented on the pro forma bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except for the foregoing, no other financial statements or supporting schedules are required to be included in the Registration Statement.

                  (j) Incorporation and Good Standing of the Company, its Subsidiaries and the Founding Companies. Each of the Company, its subsidiaries and the Founding Companies has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company, each subsidiary and each Founding Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. As of the First Closing Date (as hereinafter defined), after giving effect to the Founding Company Combinations, all of the outstanding shares of the capital stock of each corporation into which the Founding Companies will merge will be owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in any of the Founding Companies are outstanding.

The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement.

                  (k) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization." The Common Stock (including the Common Shares) conforms in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. Upon completion of the Founding Company Combinations in the manner described in the Registration Statement, the shares of Common Stock of the Company to be issued in such Combinations will be duly authorized, validly issued and fully paid and non-assessable. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Prospectus. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

                  (l) Stock Exchange Listing. The Common Shares have been approved for inclusion on the Nasdaq National Market, subject only to official notice of issuance.

                  (m) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company or any of its subsidiaries nor any of the Founding Companies is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries or any Founding Company is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries or any Founding Company is subject (each, an "Existing Instrument"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any Founding Company, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries or any Founding Company pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change; and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary or any Founding Company. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's execution, delivery and performance of this Agreement or any Combination Agreement and consummation of the transactions contemplated hereby or thereby and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable securities or blue sky laws and from the National Association of Securities Dealers, Inc. (the "NASD").

                  (n) No Material Actions or Proceedings. Except as disclosed in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company's knowledge, threatened (i) against or affecting the Company or any of its subsidiaries or any Founding Company, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or any Founding Company or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary or such Founding Company and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or any of its subsidiaries or any Founding Company exists or, to the Company's knowledge, is threatened or imminent.

                  (o) Intellectual Property Rights. The Company, its subsidiaries and the Founding Companies own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company or any of its subsidiaries nor any of the Founding Companies has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.

                  (p) All Necessary Permits, etc. The Company and each subsidiary and each Founding Company possess such valid and current certificates, authorizations, licenses or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except for these certificates, authorizations, licenses and permits which, if not held by the appropriate entity, would result in a Material Adverse Change, and neither the Company or any subsidiary nor any of the Founding Companies has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, license or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

                  (q) Title to Properties. The Company, each of its subsidiaries and each Founding Company has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(i) above (or elsewhere in the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except (i) as reflected in the financial statements referred to in
Section 1(i) above or (ii) such as do not result in a Material Adverse Change. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary or any Founding Company are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary or such Founding Company.

                  (r) Tax Law Compliance. The Company and its subsidiaries and each of the Founding Companies have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(i) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company, any of its subsidiaries or any Founding Company has not been finally determined. The Company has no knowledge of any tax deficiency which might be asserted against the Company or any of its subsidiaries or any of the Founding Companies which could result in a Material Adverse Change.

                  (s) Company Not an "Investment Company" The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and after receipt of payment for the Common Shares will not be, an "investment company" within the meaning of Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

                  (t) Insurance. Each of the Company and its subsidiaries and the Founding Companies are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are reasonably believed by the Company to be generally adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries and the Founding Companies against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it or any subsidiary or any Founding Company will not be able (i) to renew its existing insurance coverage as and when such policies expire or
(ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither of the Company or any subsidiary nor any Founding Company has been denied any insurance coverage which it has sought or for which it has applied.

                  (u) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.

                  (v) Related Party Transactions. There are no business relationships or related-party transactions involving the Company, any subsidiary, any Founding Company or any other person required to be described in the Prospectus which have not been described as required.

                  (w) No Unlawful Contributions or Other Payments. Neither the Company or any of its subsidiaries nor any Founding Company nor, to the Company's knowledge, any employee or agent of the Company or any subsidiary or any Founding Company, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

                  (x) Accounting Systems. The Company and each of the Founding Companies maintain a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (y) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change: (i) neither the Company or any of its subsidiaries nor any Founding Company is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries or the Founding Companies under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries or any Founding Company received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries or any Founding Company is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority with respect to which the Company or any Founding Company has received written notice, no investigation with respect to which the Company or any Founding Company has received written notice, and no written notice by any person or entity received by the Company or any Founding Company alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any location owned, leased or operated by the Company or any of its subsidiaries or any Founding Company, now or in the past (collectively, "Environmental Claims"), pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries or any Founding Company or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries or any Founding Company has retained or assumed either contractually or by operation of law; and
(iii) to the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or any Founding Company or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries or any Founding Company has retained or assumed either contractually or by operation of law.

                  (z) ERISA Compliance. To the Company's knowledge, each of its subsidiaries and each of the Founding Companies and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, any Founding Company or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or a Founding Company, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such Founding Company is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, any Founding Company or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, any Founding Company or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, any Founding Company nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, any Founding Company or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

                  (aa) Combination Agreements. The Company has entered into the agreements (the "Combination Agreements"), filed as Exhibits 2.1 through 2.7 to the Registration Statement, pursuant to which the Company will acquire in separate Combinations all of the capital stock and ownership interests of the Founding Companies. Each of the Combination Agreements is in full force and effect, has been duly and validly authorized, executed and delivered by the Company, the Inside Founders (as defined herein) and, to the Company's knowledge, the other parties thereto, and is valid and binding on the Company, the Inside Founders and, to the Company's knowledge, the other parties thereto in accordance with its terms and none of the Company, the Inside Founders and, to the Company's knowledge, the other parties thereto is in default in any respect thereunder. A complete and correct copy of each Combination Agreement (including exhibits and schedules) has been delivered to the Representatives and no material changes therein will be made subsequent hereto and prior to the Closing Date.

                  (bb) Representations in Combination Agreements. The representations and warranties made in each Combination Agreement by the Company, each Founding Company, the Inside Founders and, to the Company's knowledge by each of the Founding Company's other stockholders are true and correct in all material respects, except for such changes permitted or contemplated by such Combination Agreement.

         Any certificate signed by an officer of the Company on behalf of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

         SECTION 2. PURCHASE, SALE AND DELIVERY OF THE COMMON SHARES.

         The Firm Common Shares. The Company agrees to issue and sell to the several Underwriters the Firm Common Shares upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Common Shares set forth opposite their names on Schedule A. The purchase price per Firm Common Share to be paid by the several Underwriters to the Company shall be $______ per share.

         The First Closing Date. Delivery of certificates for the Firm Common Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of NMS, 600 Montgomery Street, San Francisco, California (or such other place as may be agreed to by the Company and the Representatives) at 6:00
a.m. San Francisco time, on          , 1998 or such other time and date not
later than 10:30 a.m. San Francisco time, on          , 1998 as the
Representatives shall designate by notice to the Company (the time and date of such closing are called the "First Closing Date"). The Company hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10.

         The Optional Common Shares; the Second Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 390,000 Optional Common Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Common Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time (but not more than once) upon notice by the Representatives to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Common Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term "First Closing Date" shall refer to the time and date of delivery of certificates for the Firm Common Shares and the Optional Common Shares). Such time and date of delivery, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall be determined by the Representatives and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Common Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Common Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Common Shares to be purchased as the number of Firm Common Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Common Shares. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

         Public Offering of the Common Shares. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Common Shares as soon after this Agreement has been executed as the Representatives, in their sole judgment, have determined is advisable and practicable.

         Payment for the Common Shares. Payment for the Common Shares shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Company.

         It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Common Shares and any Optional Common Shares the Underwriters have agreed to purchase. NMS, individually and not as a Representative of the

Underwriters, may (but shall not be obligated to) make payment for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

         Delivery of the Common Shares. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters certificates for the Firm Common Shares at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters, certificates for the Optional Common Shares the Underwriters have agreed to purchase at the First Closing Date or the Second Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Common Shares shall be in definitive form and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the First Closing Date (or the Second Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the Second Closing Date, as the case may be) at a location in New York City as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

         Delivery of Prospectus to the Underwriters. Not later than 12:00 p.m. (New York City time) on the second business day following the date the Common Shares are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representatives shall request.

         SECTION 3. ADDITIONAL COVENANTS OF THE COMPANY. THE COMPANY FURTHER COVENANTS AND AGREES WITH EACH UNDERWRITER AS FOLLOWS:

                  (a) Representatives' Review of Proposed Amendments and Supplements. During such period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the "Prospectus Delivery Period"), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representatives reasonably object.

                  (b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representatives in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus,
(iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 434, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

                  (c) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company agrees to promptly prepare (subject to Section 3(a) hereof), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                  (d) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto as the Representatives may request.

                  (e) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the Blue Sky or state securities laws or Canadian provincial securities laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

                  (f) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Common Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

                  (g) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

                  (h) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering the twelve-month
period ending            that satisfies the provisions of Section 11(a) of the
Securities Act.

                  (i) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall include in its Form 10-Q filed with the Commission all information required under Rule 463 under the Securities Act.

                  (j) Agreement Not To Offer or Sell Additional Securities. During the period of 180 days following the date of the Prospectus, the Company will not, without the prior written consent of NMS (which consent may be withheld at the sole discretion of NMS), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-l(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act (other than on Forms S-4 and S-8) in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Common Shares); provided, however, that the Company may (i) issue shares constituting Additional Consideration (as defined in the Prospectus), (ii) grant options to purchase Common Stock under any stock option, stock bonus or other stock plan or arrangement described in the Prospectus, provided that no such options will become exercisable during the 180-day period, (iii) issue shares of Common Stock pursuant to the exercise of the warrants held by Paul M. Verrochi and Dominic J. Puopolo, and (iv) issue shares of Common Stock or other securities in connection with the acquisition of additional training and development companies, but only if the holders of such shares agree in writing not to sell, offer, dispose of or otherwise transfer any such shares during such 180-day period without the prior written consent of NMS (which consent may be withheld at the sole discretion of the NMS).

                  (k) Future Reports to the Representatives. During the period of five years after the date of this Agreement, so long as the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, the Company will furnish to the Representatives (i) as soon as practicable after the mailing thereof to the Company's stockholders, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of the fiscal year covered thereby and statements of income, stockholders' equity and cash flows for such year and the opinion thereon of the Company's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

                  (l) Satisfaction of Founding Company Combination Conditions. The Company will: (i) use its best efforts to satisfy all conditions to consummation of the Founding Company Combinations as set forth in the Combination Agreements with respect thereto; (ii) use its best efforts to cause each other party to such Combination Agreements to satisfy all conditions to the consummation of the Founding Company Combinations; and (iii) promptly notify the Representatives of the occurrence of any event which may result in the non-consummation of any of the Founding Company Combinations on the First Closing Date.

         NMS, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

         SECTION 4. PAYMENT OF EXPENSES. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations under this Agreement and in connection with the transactions contemplated hereby and in connection with the Founding Company Combinations, including without limitation (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the Blue Sky laws, and, if requested by the Representatives, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD's review and approval of the Underwriters' participation in the offering and distribution of the Common Shares, (viii) the fees and expenses associated with including the Common Shares on the Nasdaq National Market, and (ix) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

         SECTION 5. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Common Shares as provided herein on the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Common Shares, as of the Second Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

                  (a) Accountants' Comfort Letter. On the date hereof the Representatives shall have received from each of KPMG Peat Marwick, LLP, independent public or certified public accountants for the Company, and Friedman & Fuller, P.C., independent public or certified public accountants for Star Mountain, Inc., a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus (and the Representatives shall have received an additional __ conformed copies of such accountants' letter for each of the several Underwriters). The specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the date of this Agreement.

                  (b) Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date:

                  (i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; or, if the Company elected to rely upon Rule 434 under the Securities Act and obtained the Representatives' consent thereto, the Company shall have filed a Term Sheet with the Commission in the manner and within the time period required by such Rule 424(b);

                  (ii) no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

                  (iii) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

                  (c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing
Date:

                  (i) in the judgment of the Representatives there shall not have occurred any Material Adverse Change; and

                  (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

                  (d) Opinion of Counsel for the Company. On each of the First Closing Date and the Second Closing Date the Representatives shall have received the favorable opinion of Nutter, McClennen & Fish, LLP, counsel for the Company, dated as of such Closing Date, the substance of which is set forth in Exhibit A (and the Representatives shall have received an additional __ conformed copies of such counsel's legal opinion for each of the several Underwriters).

                  (e) Opinion of Counsel for the Underwriters. On each of the First Closing Date and the Second Closing Date the Representatives shall have received the favorable opinion of Ropes & Gray, counsel for the Underwriters, dated as of such Closing Date, with respect to the matters set forth in paragraphs (i), (vii) (with respect to subparagraph (a) only), (viii), (ix),
(x), (xiii) (with respect to the captions "Description of Capital Stock" and "Underwriters" under subparagraph (a) only) and (xi) and the next-to-last paragraph of Exhibit A (and the Representatives shall have received an additional __ conformed copies of such counsel's legal opinion for each of the several Underwriters).

                  (f) Officers' Certificate. On each of the First Closing Date and the Second Closing Date the Representatives shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, in his capacity as such officer of the Company, dated as of such Closing Date, to the effect set forth in subsections (b)(ii) and (c)(ii) of this Section 5, and further to the effect that:

                  (i) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

                  (ii) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

                  (iii) the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.

                  (g) Bring-down Comfort Letter. On each of the First Closing Date and the Second Closing Date the Representatives shall have received from KPMG Peat Marwick, LLP independent public or certified public accountants for the Company, and Friedman & Fuller, P.C., independent public or certified public accountants for Star Mountain, Inc., a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or Second Closing Date, as the case may be (and the Representatives shall have received an additional __ conformed copies of such accountants' letter for each of the several Underwriters).

                  (h) Combination Closings. With respect to the Founding Company
Combinations:

                  (i) Each condition to the obligations of the Company set forth in Section 7 of each of the Combination Agreements shall have been satisfied, without waiver or modification, except as may be approved by the Representatives.

                  (ii) Each certificate delivered to the Company pursuant to each Combination Agreement shall have also been delivered to the Representatives.

                  (iii) Counsel for each of the Founding Companies shall have furnished to the Representatives a letter, in form and substance satisfactory to the Representatives, to the effect that they are entitled to rely on the opinion of such counsel delivered to the Company pursuant to each Combination Agreement as if such opinion were addressed to them.

                  (iv) On the First Closing Date the Representatives shall have received opinions, in form and substance satisfactory to the Representatives, from counsel for the Company in the form attached as Exhibit A and from counsel for each of the Founding Companies, to the effect that each Combination pursuant to the respective Combination Agreement has become effective and that such Combination has been duly authorized by the respective Founding Company and their respective stockholders.

                  (i) Combination Agreements. The Combination Agreements shall be in full force and effect and none of the parties thereto shall be in default thereunder. The Representatives shall have received assurances reasonably satisfactory to it that all documents required to be filed in the respective states in order to effectuate the consummation of each Combination shall have been approved for filing by the appropriate authorities in each state and that all of such Combination documents shall be filed substantially concurrently with the consummation of the transactions pursuant to this Agreement.

                  (j) Lock-Up Agreement from Certain Stockholders of the Company. On the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit B hereto from each director, officer and each beneficial owner of Common Stock (as defined and determined according to Rule 13d-3 under the Exchange Act, except that a one hundred eighty day period shall be used rather than the sixty day period set forth therein), including, without limitation, each person who will receive shares of Common Stock pursuant to the terms of the Combination Agreements, and such agreement shall be in full force and effect on each of the First Closing Date and the Second Closing Date.

                  (k) Additional Documents. On or before each of the First Closing Date and the Second Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Common Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

         If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Common Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

         SECTION 6. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If this Agreement is terminated by the Representatives pursuant to Section 5 or Section 11, or if the sale to the Underwriters of the Common Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Common Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

         SECTION 7. EFFECTIVENESS OF THIS AGREEMENT.

         This Agreement shall become effective upon the execution of this Agreement by the parties hereto.

         SECTION 8. INDEMNIFICATION.

                  (a) Indemnification of the Underwriters by the Company. The Company and its subsidiaries, jointly and severally, agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (v) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Common Stock or the offering contemplated hereby and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, provided that neither the Company nor any of its subsidiaries shall be liable under this clause (v) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence, bad faith or willful misconduct; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by NMS) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Common Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company and the subsidiaries may otherwise have.

                  (b) Indemnification of the Underwriters by the Founders. Each of the stockholders of the Founding Companies listed on Schedule B (the "Inside Founders") severally agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact relating to the Founding Company of which such Inside Founder was a stockholder that is contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact relating to such Founding Company that is required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact relating to such Founding Company that is contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact relating to such Founding Company that is necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Common Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense; and provided, further, that the liability of each Inside Founder under the foregoing indemnity agreement shall be limited to an amount equal to the cash consideration received by such Inside Founder, any immediate family member of such Inside Founder and any trust for the direct or indirect benefit of such Inside Founder or his or her immediate family under the Combination Agreements. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Inside Founders may otherwise have.

                  (c) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its subsidiaries, each of its directors, each of its officers who signed the Registration Statement, the Inside Founders and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, its subsidiaries, the Inside Founders or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein; and to reimburse the Company, its subsidiaries, the Inside Founders or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, its subsidiaries, the Inside Founders or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company and its subsidiaries hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth (A) as the last paragraph on the inside front cover page of the Prospectus concerning stabilization by the Underwriters and (B) in the table after the first paragraph and in the [third, sixth and seventh] paragraphs under the caption "Underwriting" in the Prospectus; and the Underwriters confirm that such statements are correct. The indemnity agreement set forth in this Section 8(c) shall be in addition to any liabilities that each Underwriter may otherwise have.

                  (d) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party (1) for contribution or otherwise than under the indemnity agreement contained in this Section 8 or (2) to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified and who are the subject of the same claims, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with one local counsel), approved by the indemnifying party (NMS in the case of Section 8(c) and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

                  (e) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(d) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

         SECTION 9. CONTRIBUTION.

         If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, its subsidiaries and the Inside Founders, on the one hand, and the Underwriters, on the other hand, from the offering of the Common Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, its subsidiaries and the Inside Founders on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and its subsidiaries, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Common Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Common Shares pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus (or, if Rule 434 under the Securities Act is used, the corresponding location on the Term Sheet) bear to the aggregate initial public offering price of the Common Shares as set forth on such cover. The benefits received by each Inside Founder shall be deemed to be the total cash proceeds received by such Inside Founder as consideration pursuant to the Combination Agreements. The relative fault of the Company, its subsidiaries and the Inside Founders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, its subsidiaries or such Inside Founder, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(d), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 8(d) with
respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(d) for purposes of indemnification.

         The Company, its subsidiaries, the Inside Founders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this
Section 9.

         Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public and no Inside Founder shall be required to contribute any amount in excess of the total cash proceeds received by such Inside Founder as consideration pursuant to the Combination Agreements. Notwithstanding the provisions of this Section 9, an Inside Founder shall not be required to contribute under this Section 9 (i) except to the extent and under such circumstances as such Inside Founder would have been liable pursuant to
Section 8 hereof had indemnification been enforceable under applicable law and
(ii) unless the aggregate amount of losses, claims, damages, liabilities and expenses attributable to the Founding Company of which such Inside Founder was a stockholder exceeds the amount set forth in Section 9.2(c) of the applicable Combination Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A and the Inside Founders' obligations to contribute pursuant to this Section 9 are several, and not joint. For purposes of this Section 9, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning, of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

         SECTION 10. DEFAULT OF ONE OR MORE OF THE SEVERAL UNDERWRITERS. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Common Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Common Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Common Shares set forth opposite their respective names on Schedule A bears to the aggregate number of

Firm Common Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non defaulting Underwriters, to purchase the Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Common Shares and the aggregate number of Common Shares with respect to which such default occurs exceeds 10% of the aggregate number of Common Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Common Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party (other than the defaulting Underwriter) to any other party except that the provisions of Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

         As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this Section
10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         SECTION 11. TERMINATION OF THIS AGREEMENT. Prior to the First Closing Date this Agreement maybe terminated by the Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the Nasdaq National Market or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York, Delaware or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company, its subsidiaries or the Inside Founders to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the

Underwriters pursuant to Sections 4 and 6 hereof, (b) any Underwriter to the Company, its subsidiaries or the Inside Founders or (c) any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

         SECTION 12. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, its subsidiaries, the Inside Founders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

         SECTION 13. NOTICES. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

         NationsBanc Montgomery Securities LLC
         600 Montgomery Street
         San Francisco, California 94111
         Facsimile:                 415-249-5558
         Attention:                 Mr. Richard A. Smith

with a copy to:

         NationsBanc Montgomery Securities LLC
         600 Montgomery Street
         San Francisco, California 94111
         Facsimile:                 (415) 249-5553
         Attention:                 David A. Baylor, Esq.

If to the Company:

         Provant, Inc.
         67 Batterymarch Street, Suite 500
         Boston, Massachusetts 02110
         Facsimile:                 (617)
         Attention:                 Chairman of the Board

With a copy to:

         Nutter, McClennen & Fish, LLP

         One International Place
         Boston, Massachusetts 02110-2699
         Facsimile:                 (617) 973-9748
         Attention:  Constantine Alexander, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

         SECTION 14. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from any of the Underwriters merely by reason of such purchase.

         SECTION 15. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

         SECTION 16. GOVERNING LAW PROVISIONS. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

         (b) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City and County of San Francisco or the courts of the State of California in each case located in the City and County of San Francisco (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

         SECTION 17. GENERAL PROVISIONS. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

         Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of
Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                        Very truly yours,

                                        PROVANT, INC.



                                        By:____________________________________
                                                       [Title]



         The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in San Francisco, California as of the date first above written.


NATIONSBANC MONTGOMERY SECURITIES LLC
SALOMON SMITH BARNEY INC.
PIPER JAFFRAY INC.

Acting as Representatives of the several Underwriters named in the attached Schedule A.

BY NATIONSBANC MONTGOMERY SECURITIES LLC


By:______________________________

         The undersigned joins this Agreement solely for the purposes of Sections 8, 9, 11 and 12 of the Agreement.

                                       BTI ACQUISITION CORP.


                                       By:_____________________________________

                                       DECKER ACQUISITION CORP.


                                       By:_____________________________________

                                       HOWARD ACQUISITION CORP.


                                       By:_____________________________________

                                       LSS ACQUISITION CORP.


                                       By:_____________________________________


                                       MOHR ACQUISITION CORP.


                                       By:_____________________________________


                                       NOVATIONS ACQUISITION CORP.


                                       By:_____________________________________

                                       STAR ACQUISITION CORP.


                                       By:_____________________________________

                                       By:_____________________________________
                                                         Herbert Cohen

                                       By:_____________________________________
                                                         Judith Cohen

                                       By:_____________________________________
                                                         Michael Patrick

                                       By:_____________________________________
                                                         Robert Steinmetz

                                       By:_____________________________________
                                                         John F. King

                                       By:_____________________________________
                                                         Jeffrey P. Howard

                                       By:_____________________________________
                                                         Marc S. Wallace

                                       By:_____________________________________
                                                         Paul Green

                                       By:_____________________________________
                                                         Herbert Decker

                                       By:_____________________________________
                                                         Kenneth Taylor

                                       By:_____________________________________
                                                         Joseph Folkman

                                       By:_____________________________________
                                                         Joseph Hanson

                                       By:_____________________________________
                                                         Kurt Sandholtz

                                       By:_____________________________________
                                                         Norman Smallwood

                                       By:_____________________________________
                                                         Randy Stott

                                       By:_____________________________________
                                                         Jonathan Younger

                                       By:_____________________________________
                                                         A. Carl von Sternberg

                                   SCHEDULE A

                                                                                                     NUMBER OF FIRM
UNDERWRITERS                                                                                          COMMON SHARES
                                                                                                    TO BE PURCHASED
NationsBanc Montgomery Securities LLC.............................................................
Piper Jaffray Inc.................................................................................
Salomon Smith Barney Inc..........................................................................

          Total...................................................................................

                                   SCHEDULE B


MOHR Retail Learning Systems, Inc.
         Herbert Cohen
         Judith Cohen
         Michael Patrick

Learning Systems Sciences, Inc.:
         Robert Steinmetz
         John F. King

J. Howard and Associates, Inc.:
         Jeffrey P. Howard
         Marc S. Wallace

Behavioral Technologies, Inc.:
         Paul Green

Decker Communications, Inc.:
         Herbert Decker
         Kenneth Taylor

Novations Group, Inc.:
         Joseph Folkman
         Joseph Hanson
         Kurt Sandholtz
         Norman Smallwood
         Randy Stott
         Jonathan Younger

Star Mountain, Inc.:
         A. Carl von Sternberg

                                                                       EXHIBIT A


                  Opinion of counsel for the Company to be delivered pursuant to
Section 5(e) of the Underwriting Agreement.

                  References to the Prospectus in this Exhibit A include any supplements thereto at the Closing Date.

                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                  (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement. The Company has all necessary authorizations, approvals, consents, licenses, certificates and permits of and from all Federal and state governmental or regulatory bodies or officials, to conduct all the activities conducted by them, to own or lease all the assets owned or leased by them and to conduct their businesses, all as described in the Registration Statement and the Prospectus, and no such authorization, approval, consent, order, license, certificate or permit contains a materially burdensome restriction other than as disclosed in the Registration Statement and the Prospectus.

                  (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

                  (iv) Each subsidiary listed in Exhibit 21 to the Registration Statement (a "Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, to the knowledge of such counsel, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

                  (v) All of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or, to the knowledge of such counsel, any pending or threatened claim.

                  (vi) The authorized, issued and outstanding capital stock of the Company (including the Common Stock) conforms to the descriptions thereof set forth in the Prospectus. All of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and, to such counsel's knowledge, have been issued in compliance with the registration and qualification requirements of federal and state securities laws. The form of certificate used to evidence the Common Stock complies with all applicable requirements of the charter and by-laws of the Company and the General Corporation Law of the State of Delaware.

                  (vii) No stockholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising (a) by operation of the charter or bylaws of the Company or the General Corporation Law of the State of Delaware or (b) to the knowledge of such counsel, otherwise.

                  (viii) The Underwriting Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles and except that counsel need express no opinion on the enforceability of Sections 8 and 9 of the Underwriting Agreement.

                  (ix) The Common Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and nonassessable. The shares of Common Stock to be issued in connection with the Founding Company Combinations have been duly authorized for issuance and, when issued and delivered by the Company in connection with the Founding Company Combinations, will be validly issued, fully paid and nonassessable.

                  (x) Each of the Registration Statement and the Rule 462(b) Registration Statement, if any, has been declared effective by the Commission under the Securities Act. To the knowledge of such counsel, no stop order suspending the effectiveness of either of the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued under the Securities Act and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

                  (xi) The Registration Statement, including any Rule 462(b) Registration Statement, the Prospectus and each amendment or supplement to the Registration Statement and the Prospectus, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or in, exhibits to or excluded from the Registration Statement, as to which no opinion need be rendered) appear on their face to comply as to form with the applicable requirements of the Securities Act.

                  (xii) The Common Shares have been approved for inclusion on the Nasdaq National Market.

                  (xiii) The statements (a) in the Prospectus under the captions "Risk Factors--Anti-Takeover Effect of Certain Charter Provisions," "Description of Capital Stock," and "Shares Eligible for Future Sale" and (b) in Item 14 and Item 15 of the Registration Statement, insofar as such statements constitute matters of law or legal conclusions or summaries of documents referred to therein have been reviewed by such counsel and fairly summarize, in all material respects, the matters referred to therein.

                  (xiv) To the knowledge of such counsel, there are no legal or governmental actions, suits or proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein.

                  (xv) To the knowledge of such counsel, there are no Existing Instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto; and all such Existing Instruments are fairly summarized or disclosed in the Registration Statement.

                  (xvi) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the Company's execution, delivery and performance of the Underwriting Agreement and of each Combination Agreement and consummation of the transactions contemplated thereby and by the Prospectus, except as required under the Securities Act, applicable state securities or blue sky laws and from the NASD.

                  (xvii) The execution and delivery of the Underwriting Agreement and of each Combination Agreement by the Company and the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification and contribution sections of the Underwriting Agreement, as to which no opinion need be rendered) (a) have been duly authorized by all necessary corporate action on the part of the Company; (b) will not result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary; (c) will not constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or, to the knowledge of such counsel, any of its subsidiaries pursuant to, to the knowledge of such counsel, any other material Existing Instrument; or (d)to the knowledge of such counsel, will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary.

                  (xviii) The Company is not, and after receipt of payment for the Common Shares will not be, an "investment company" within the meaning of Investment Company Act.

                  (xix) Except as disclosed in the Prospectus under the caption "Shares Eligible for Future Sale," to the knowledge of such counsel, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by the Underwriting Agreement, except for such rights as have been duly waived.

                  (xx) Each of the Combination Agreements has been duly and validly authorized, executed and delivered by the Company and is valid and binding on the Company in accordance with its terms (subject to customary exceptions). The Combinations pursuant to the Combination Agreements have become effective.

                  In addition to the opinions set forth above, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company and with representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus, and any supplements or amendments thereto, and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than as specified above), and any supplements or amendments thereto, on the basis of the foregoing, nothing has come to their attention which would lead them to believe that either the Registration Statement or any amendments thereto, at the time the Registration Statement or such amendments became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or at the First Closing Date or the Second Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements or schedules or other financial or accounting data derived therefrom, included in the Registration Statement or the Prospectus or any amendments or supplements thereto).

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the General Corporation Law of the State of Delaware, the Commonwealth of Massachusetts or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the First Closing Date or the Second Closing Date, as the case may be, shall be satisfactory in form and substance to the Underwriters, shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them and shall be furnished to the Representatives) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters; provided, however, that such counsel shall further state that they believe that they and the Underwriters are justified in relying upon such opinion of other counsel, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

                                                                       EXHIBIT B


_______________, 1997


NationsBanc Montgomery Securities LLC
Salomon Smith Barney Inc.
Piper Jaffray Inc.
  As Representatives of the Several Underwriters
c/o NationsBanc Montgomery Securities LLC
600 Montgomery Street
San Francisco, California 94111

RE:      Provant, Inc. (the "Company")

Ladies & Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of Common Stock of the Company ("Common Stock") or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out a public offering of Common Stock (the "Offering") for which you will act as the representatives of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, without the prior written consent of NationsBanc Montgomery Securities LLC ("NMS") (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under Securities Exchange Act of 1934, as amended) by the undersigned or publicly announce the undersigned's intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date one hundred eighty days after the date of the Prospectus relating to the Offering, except with respect to any transfer (A) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or (B) to any member of the immediate family of the undersigned, provided, that in each case, the transferee agrees to be bound by the restrictions set forth herein and such transfer does not involve a disposition for value. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.



______________________________
Printed Name of Holder


By:___________________________
      Signature


______________________________
Printed Name of Person Signing
(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

                                       B-2